POWER OF ATTORNEY

 Know all by these presents that the undersigned hereby constitutes and appoints
Ruairidh Ross, Katie Colendich and David Deitchman, and each of them, signing singly, his true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer or director of HP Inc. ("HP"), any Forms 3, 4 and 5 or any amendments thereto, in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or  5 and any amendments thereto and the timely filing of such form with the
United States Securities and Exchange Commission and any stock exchange or similar authority; and

 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is HP assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by HP, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       The undersigned understands and acknowledges that the Securities and
Exchange Commission requires any electronic requests for a Form ID and/or
Passphrase be authenticated. The undersigned hereby confirms the authenticity of any such electronic request submitted for a Form ID and/or Passphrase, or any update thereto, by any of the foregoing attorneys-in-fact on or after the date hereof.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 12th day of February, 2016.

/s/ Aida Alvarez